AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 2003

                        REGISTRATION NO. 333-____________



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                  MILITARY COMMUNICATIONS TECHNOLOGIES, INC.
                       (formerly NETSALON CORPORATION)
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                         (State or Other Jurisdiction of
                         Incorporation or Organization)


                                   84-1472120
                                (I.R.S. Employer
                               Identification No.)

                        2222 Michelson Drive, Suite 477
                                Irvine, CA 92612
          (Address of Principal Executive Offices, Including Zip Code)
                              ____________________

                            Employee Stock Option Plan
                            Officer Compensation Plan
                             Legal Services Agreement
                            (Full Title of the Plan)
                              ____________________

                                   Roger May
                              Executive Director
                        2222 Michelson Drive, Suite 477
                                Irvine, CA 92612
                                 (949) 981-8422
           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:

                             M. Richard Cutler, Esq.
                                Cutler Law Group
                      3206 West Wimbledon Drive, Suite 100
                             Augusta, Georgia 30909
                                 (706) 737-6600

                         CALCULATION OF REGISTRATION FEE

Title of    Amount to be   Proposed Maximum    Proposed Maximum      Amount of
Securities   Registered    Offering Price      Aggregate Offering   Registration
to be                         per Share                Price            Fee
Registered

Common
Stock,
par value
$0.0001      9,450,000         $0.11(1)            $1,039,500          $131.71
           ----------------    ---------             ---------         --------
Total                                                                  $131.71


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c). Based on the closing price of the Company's common stock on April 8, 2004 which was $0.11 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*Military Communications Technologies, Inc. will send or give the documents containing the information specified in Part 1 of Form S-8 to employees or consultants as specified by Securities and Exchange Commission Rule 428(b)(1) under the Securities Act of 1933, as amended (the "1933 Act"). Military Communications Technologies, Inc. does not need to file these documents with the commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the 1933 Act.

                                     PART Ii

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Registration Statement:

     (i) The Registrant's Annual Report on Form 10-KSB for the year ended June 30, 2003 filed with the Commission on October 16, 2003.

     (ii) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003 filed with the Commission on November 13, 2003.

     (iii) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2003 filed with the Commission on February 23, 2004.

     (iv) All other reports and documents previously and subsequently filed by the Registrant before and after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Cutler Law Group, counsel to the Company.

M. Richard Cutler, the sole shareholder of Cutler Law Group, PC, holds 1,600,000 shares of the Company's Common Stock.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Corporation Laws of the State of Delaware and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

Not  applicable

ITEM  8.     EXHIBITS

Exhibit  No.      Description
-----------       -----------

3.1*             Articles  of  Incorporation  (Incorporated  by  reference)
3.2*             Bylaws  of  the  Company  (Incorporated  by  reference)
5.1              Opinion  of  Cutler  Law Group with respect to legality of the securities  of  the  Registrant  being  registered
23.1             Consent  of  Cutler Law Group (contained in opinion to be filed as  Exhibit  5.1)
23.2             Consent  of  Schumacher  &  Associates

_________________
*  Previously  filed

ITEM  9.     UNDERTAKINGS.

     (a)     The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Country of Australia, on April 23, 2004.


                                   Military Communications Technologies, Inc.



                                   /s/  Roger May
                                   By:  Roger May
                                   Executive  Director
                                   (Chief  Financial  and  Accounting  Officer)


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on April 23, 2004.



               Director
/s/  Roger  May
Roger  May


               Director
/s/ Jeremy Norton
Jeremy Norton


               Director
/s/ Randy Bowden
Randy Bowden